As filed with the Securities and Exchange Commission on March 12, 2019.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Macquarie Infrastructure Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-2052503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
125 West 55th Street
New York, New York 10019
(212) 231-1000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Michael Kernan, Esq.
General Counsel and Secretary
125 West 55th Street
New York, New York 10019
(212) 231-1000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:
Michelle B. Rutta, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	(1)	(1)	(1)	(2)
Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
The registrant is deferring payment of all of the related registration fees, which will be paid from time to time in connection with one or more offerings to be made hereunder, in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (Securities Act).

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Macquarie Infrastructure Corporation
Macquarie Infrastructure Corporation may sell, from time to time, shares of its common stock, par value $0.001 per share, shares of its preferred stock, par value $0.001 per share, and debt securities, which we refer to, together with the common stock and the preferred stock, as securities. Macquarie Infrastructure Management (USA) Inc., our manager, as a selling stockholder, which we refer to as our Manager or the Selling Stockholder, may sell, from time to time, shares of common stock in Macquarie Infrastructure Corporation. We or the Selling Stockholder may offer for sale the securities covered by this prospectus, as applicable, directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices, including in satisfaction of certain contractual obligations. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We and the Selling Stockholder may offer these securities, as applicable, at prices and on terms determined at the time of offering.
The common stock covered by this prospectus is listed for trading on the New York Stock Exchange, or the NYSE, under the symbol “MIC.”
We will provide more specific information about the terms of an offering of these securities in supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplements and information incorporated by reference herein or therein carefully before you invest. If any underwriters, broker-dealers or agents are involved in any offering, the names of such underwriters, broker-dealers or agents and any applicable commissions or discounts or other compensation will be described in the applicable prospectus supplement relating to the offering.
Investing in our securities involves certain risks. See “Risk Factors” on page 2 of this prospectus. You should consider the risk factors described in any accompanying prospectus supplement and any other documents which are incorporated by reference herein or therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 12, 2019.

Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.
You should rely only on the information contained or incorporated by reference into this prospectus and any applicable prospectus supplement. We and the Selling Stockholder have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus that may be provided to you by us or on our behalf. We and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any information or representation not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus that may be provided to you. This prospectus, any applicable prospectus supplement and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement or any such free writing prospectus constitute an offer to sell or the solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference and any such free writing prospectus is correct on any date after their respective dates, even though this prospectus, any applicable prospectus supplement and any such free writing prospectus are delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we or the Selling Stockholder may, at any time and from time to time, sell any combination of the securities covered by this prospectus in one or more offerings. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act, we or the Selling Stockholder may, from time to time, add and offer additional securities by filing a prospectus supplement with the SEC at the time of such offer.
PROSPECTUS SUPPLEMENT
This prospectus provides you with a general description of the securities that may be offered. Each time that securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus shall be modified or superseded by any inconsistent statement made by us in an accompanying prospectus supplement for an offering. You should read both this prospectus and any accompanying prospectus supplement, especially the section titled “Risk Factors” herein and therein, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” or incorporated by reference into this prospectus and any applicable prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus will describe: the applicable public offering price, the price paid for the securities, the net proceeds, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of securities covered by this prospectus.
For more detail on the terms of the securities offered, see “Description of our Capital Stock” and “Description of Debt Securities.”

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q incorporated by reference in this prospectus or in any accompanying prospectus supplement hereto, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto, before making a decision to invest in our securities. See “Incorporation of Certain Documents by Reference” below.

FORWARD-LOOKING STATEMENTS
We have included in or incorporated by reference into this prospectus, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Macquarie Infrastructure Corporation” and “Risk Factors,” as well as other statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference into this prospectus or any applicable prospectus supplement. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may,” “will,” “seek” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.
In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.
Forward-looking statements in this prospectus and any prospectus supplement (including any documents incorporated by reference herein or therein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:
•
changes in general economic, business or demographic conditions or trends in the United States, including changes in gross domestic product, interest rates and inflation, or changes in the political environment;

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any event or occurrence that may limit our ability to pay or increase our dividend;

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our ability to conclude a sufficient number of attractive growth projects, deploy growth capital in amounts consistent with our objectives in the prosecution of those and achieve targeted risk-adjusted returns on any growth project;

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our ability to implement operating and internal growth strategies;

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our ability to achieve targeted cost savings whether through the implementation of a shared services center or otherwise;

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changes in demand and the markets for chemical, petroleum and vegetable and tropical oil products, the relative availability of tank storage capacity and the extent to which such products are imported or exported;

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changes in patterns of commercial or general aviation air travel, including variations in customer demand;

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the regulatory environment, including federal and state level energy policy, and the ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and the relationships and rights under and contracts with governmental agencies and authorities;

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disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions;

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sudden or extreme volatility in commodity prices;

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changes in competitive dynamics affecting our businesses;

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technological innovations leading to changes in energy production, distribution and consumption patterns;

•
our ability to make, finance and integrate acquisitions and the quality of financial information and systems of acquired entities;

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fluctuations in fuel costs, or the costs of supplies upon which our gas processing and distribution business is dependent, and the ability to recover increases in these costs from customers;

•
our ability to service, comply with the terms of and refinance at maturity our indebtedness, including due to dislocation in debt markets;

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our ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operation of the barges upon which our gas processing and distribution business is dependent;

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environmental risks, including the impact of climate change and weather conditions;

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sudden or substantial changes in energy costs;

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unplanned outages and/or failures of technical and mechanical systems;

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security breaches, cyber-attacks or similar disruptions to our operations;

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payment of performance fees, if any, and base management fees to the Manager that could reduce distributable cash if paid in cash or could dilute existing stockholders if satisfied with the issuance of shares;

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changes in U.S. income tax laws;

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changes in labor markets, work interruptions or other labor stoppages;

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our Manager’s affiliation with Macquarie Group or equity market sentiment, which may affect the market price of our shares;

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our limited ability to remove the Manager for underperformance and the Manager’s right to resign;

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governmental shutdowns or budget delays;

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unanticipated or unusual behavior of municipalities and states brought about by financial distress; and

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the extent to which federal spending reduces the U.S. military presence in Hawaii or flight activity at airports at which Atlantic Aviation operates.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement such as our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus or any accompanying prospectus supplement (including any documents incorporated by reference herein or therein) may not occur. These forward-looking statements are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, consult further disclosures we may make in future filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION
We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov and can be found by using the online search tools on the website.
In addition, you may obtain material that is electronically filed with, or furnished to, the SEC through our online Investor Center website at www.macquarie.com/mic, although information on our website does not constitute a part of this prospectus. Our common stock is listed on the NYSE under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.
We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the particular securities covered by a prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.
We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 20, 2019; and

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The description of our common stock contained in Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on May 21, 2015, and any subsequent amendments and reports filed to update that description.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, New York 10019
Attention: Investor Relations
Telephone: (212) 231-1825
Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference into this prospectus or a part of this prospectus.

MACQUARIE INFRASTRUCTURE CORPORATION
Macquarie Infrastructure Corporation (MIC) is a Delaware corporation formed on May 21, 2015. MIC’s predecessor, Macquarie Infrastructure Company LLC, was formed on April 13, 2004. Except as otherwise specified, all references in this prospectus to “MIC,” “our Company,” “we,” “us” and “our” refer to Macquarie Infrastructure Corporation and its subsidiaries. Macquarie Infrastructure Management (USA) Inc. is part of Macquarie Group, comprised of Macquarie Group Limited and its subsidiaries and controlled affiliates worldwide.
MIC Level Strategy
We own, operate and intend to expand our portfolio of infrastructure and infrastructure-like businesses with the objective of increasing the amount of Free Cash Flow (as defined below) generated by these businesses over time. Currently, we are focused on three priorities in pursuit of this strategy:
1.
investing in high-value, long-lived physical assets and extending the duration of revenue generating contracts or concessions;

2.
prudently managing our financial resources by pursuing projects with returns appropriately in excess of our cost of capital that are expected to increase the cash generating capacity of our businesses over the long term; and

3.
enhancing our financial strength and flexibility by maintaining an appropriate level of debt relative to the cash generating capacity of our businesses and by optimizing the cost and tenor of such debt.

We expect these efforts will, collectively, produce growth in the amount of cash generated by our businesses consistent with maintaining the highest level of environmental, health and safety and governance standards. We define Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash interest, tax payments and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital.
General
We currently own and operate a portfolio of businesses that provide services to other businesses, government agencies and individuals primarily in the United States. The businesses we own and operate are organized into four segments:
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International-Matex Tank Terminals or IMTT:   a business providing bulk liquid terminalling to third parties at 17 terminals in the United States and two in Canada;

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Atlantic Aviation:   a provider of fuel, terminal, aircraft hangaring and other services primarily to owners and operators of general aviation jet aircraft at 70 airports throughout the United States;

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MIC Hawaii:   comprising an energy company that processes and distributes gas and provides related services (Hawaii Gas) and several smaller businesses collectively engaged in efforts to reduce the cost and improve the reliability and sustainability of energy in Hawaii; and

•
Corporate and Other:   comprised of our holding company, our shared services center and other smaller businesses.

Effective October 1, 2018, the Bayonne Energy Center, or BEC, and substantially all of the Company’s portfolio of solar and wind power generation businesses were classified as discontinued operations and the Company’s Contracted Power segment was eliminated. The remaining renewable power development businesses have been reported as components of Corporate and Other. All prior comparable periods have been restated to reflect this change. For further discussion, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments” in our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference herein.

We buy, develop and invest in the growth of our businesses based on a general assumption that we will own them indefinitely. It is neither our intent nor our expectation that we will divest of a business at a particular point in our ownership or as a result of having achieved certain targets, financial or otherwise. This view of ownership as a long-term relationship does not preclude sales of all or portions of businesses when we believe that we have either maximized the amount of value in the asset relative to our capability, or the asset is more highly valued by another owner. We may, depending on our ability to access additional debt or equity capital on what we consider attractive terms, sell businesses or assets to generate capital for reinvestment in new or existing businesses at what we believe could be improved returns. With respect to new developments, sales of these assets may occur more opportunistically. In general, we have redeployed the proceeds from asset sales in the development of our remaining businesses either through investment in growth projects or acquisitions of small, ‘‘bolt-on’’ operations consistent with our view of MIC as a long-term owner.
Managing the deployment of growth capital effectively has been and is expected to continue to be an important part of our strategy and the creation of stockholder value. Our sources of growth capital include the retained capital generated by our businesses but not distributed as a cash dividend to our stockholders, capital generated through the issuance of additional debt and/or equity securities, or the proceeds from the sale of entire or portions of certain businesses. Over time, we expect to deploy significant growth capital in projects and bolt-on acquisitions across all of our businesses. Importantly, although we find value in diversification and the generally uncorrelated nature of the businesses in our current portfolio, we are not obligated to invest in the growth of any one business or segment or the addition of any new segment. We currently expect that, given the relative size of the business, the attractiveness of available opportunities and the tax benefits associated with investing in high-value, physical-asset backed opportunities, a disproportionate share of the growth capital we deploy over the near term will be deployed into projects at IMTT.
Equally important, we seek to drive stockholder value by focusing on business performance improvement. These efforts include upgrading systems and technology, implementing data analytics tools, developing cross business efficiencies and deploying enterprise-wide procurement strategies among others. In 2017, we formed MIC Global Services, or MGS, a new entity into which we have consolidated support functions across all of our businesses. We believe that MGS will generate significant savings relative to the cost of maintaining these functions separately in each of our operating companies. A majority of the costs associated with the operation of MGS are allocated to our operating companies. Any unallocated MGS costs are reported as a component of our Corporate and Other segment.
Businesses
Our businesses, in general, are defined by a combination of the following characteristics:
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ownership of long-lived, high-value physical assets that are difficult to replicate or substitute for;

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a platform for the deployment of growth capital;

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broadly consistent demand for their services over the longer term;

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relatively high operational leverage, such that increases in top-line growth can generate larger increases in earnings before interest, taxes, depreciation and amortization (EBITDA);

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the provision of basic, often essential services;

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generally predictable maintenance capital expenditure requirements; and

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generally favorable competitive positions, largely due to high barriers to entry, including:

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high initial development and construction costs;

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difficulty in obtaining suitable land on which to operate;

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high costs of customer switching;

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long-term concessions, leases or customer contracts; and

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lack of immediate, cost-effective alternatives for the services provided.

The different businesses that comprise our Company exhibit these above characteristics to different degrees at different times. For example, a more macro-economically correlated business like Atlantic Aviation may exhibit more volatility during periods of economic downturn than businesses with substantially contracted revenue streams. While not every business we own will meet all of the general criteria described above, we seek to own a diversified portfolio of businesses that possesses a balance of these characteristics.
In addition to the benefits associated with these characteristics, net margins generated by most of our businesses tend to keep pace with historically normal rates of inflation. The price escalators built into many customer contracts, and the inflation and cost pass-through adjustments that are typically included in pricing, serve to insulate our businesses to a significant degree from the negative effects of inflation and commodity price fluctuations.
Our Manager
We are a party to a Management Services Agreement with Macquarie Infrastructure Management (USA) Inc., our Manager. Our Manager is a member of Macquarie Group, a diversified financial group providing clients with asset management and finance, banking, advisory and risk and capital solutions across debt, equity and commodities. Macquarie Group is headquartered in Sydney, Australia and is a global leader in infrastructure investment management.
Effective November 1, 2018, our Manager waived two portions of the base management fee to which it is entitled under the terms of the Third Amended and Restated Management Services Agreement (the “Management Services Agreement”). Our Manager reserves the right to revoke the waivers and revert to the prior terms of the agreement, subject to providing the Company with not less than a one year notice. We pay our Manager a monthly base management fee of 1% of our equity market capitalization less any cash balances at the holding company. For this, in accordance with the Management Services Agreement, the Manager provides normal ongoing corporate center functions such as facilities, technology, employee benefits and access to services including human resources, legal, finance, tax and accounting among others. Our Manager is responsible for and oversees the management of our operating businesses, subject to the oversight and supervision of our board of directors. Our Manager compensates and has assigned, or seconded, to us employees to serve as our chief executive officer and chief financial officer on a full-time basis. It also compensates and seconds, or makes available, other personnel as required. MIC has no employees at the holding company level.
Our Manager may also earn a performance fee if the quarterly total return (capital appreciation plus dividends) for our stockholders is positive and exceeds the quarterly total return of a U.S. utilities index benchmark both in the quarter and cumulatively. If payable, the performance fee is equal to 20% of the difference between the benchmark return and total return for our stockholders during the quarter. Per the terms of the Management Services Agreement, our Manager currently reinvests any base management or performance fees in new primary shares of the Company. The Manager may elect to receive either base management or performance fees, if any, in cash but may only change its election during a 20-trading day window following our earnings release. Any change would apply to fees to which it was entitled thereafter.
Principal Executive Offices
Our principal executive offices are located at 125 West 55th Street, New York, New York 10019. Our telephone number at that location is (212) 231-1000. You may also obtain additional information about us from our website at www.macquarie.com/mic. Information on our website is not incorporated by reference into this prospectus or a part of this prospectus.

USE OF PROCEEDS
Unless indicated otherwise in the applicable prospectus supplement, we intend to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, which may include, but are not limited to, the repayment or refinancing of borrowings, working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering.
We will not receive any proceeds from sales of common stock offered by the Selling Stockholder under this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is a summary of the material provisions of our certificate of incorporation and bylaws and specified provisions of the DGCL, in each case to the extent that they relate to shares of our capital stock. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the certificate of incorporation, the bylaws and the DGCL. These documents may be amended from time to time. You should read each of these documents because they, not this description, will define your rights as stockholders.
General
We are authorized to issue (i) 500,000,000 shares of common stock, par value $0.001 per share, (ii) 100 shares of special stock, par value $0.001 per share and (iii) 100,000,000 shares of preferred stock, par value $0.001 per share. At December 31, 2018, we had 85,800,303 shares of common stock issued and outstanding and 100 shares of special stock issued to our Manager and outstanding. There was no preferred stock issued or outstanding at December 31, 2018.
Common Stock
Voting.   Each share of common stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Except as provided in the certificate of incorporation, the holders of common stock and special stock vote separately as different classes. Holders of common stock are not entitled to vote cumulatively for the election of directors. Except as provided in the certificate of incorporation or under the DGCL, all matters to be voted on by holders of common stock must be approved by a majority of the voting power of the shares of common stock present in person or represented by proxy at the meeting of stockholders or, in the case of the election of directors, by a majority of the votes cast unless the election is contested, in which case directors will be elected by a plurality of the votes cast. Any nominee who fails to receive the required number of votes in an uncontested election agrees to promptly tender his or her resignation, and the board of directors will determine whether to accept or reject such resignation following receipt of a recommendation from the nominating and governance committee.
Dividends.   Subject to applicable law and the preference of any other stock ranking prior to the common stock as to the payment of dividends, holders of common stock are entitled to receive dividends in amounts as determined by the board of directors. We may pay dividends consisting of cash, property or shares of our capital stock.
Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, a corporation cannot pay dividends out of net profits if, after paying the dividend, the corporation’s capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Transfer Restriction.   The certificate of incorporation and bylaws do not restrict the transfer of shares of common stock but the bylaws provide that we have the power to enter into and perform any agreement with any number of stockholders of any one or more classes of our common stock to restrict the transfer of shares of our common stock in any manner not prohibited by the DGCL.
Election of Directors.   Under the certificate of incorporation, at any time when the Management Services Agreement is in effect and our Manager or any of its affiliates holds at least 200,000 shares of common stock (which represents the number of shares of common stock with an aggregate value of at least $5 million at a price per share of common stock equal to the per share price of the shares sold in the initial public offering of our predecessor) (as adjusted to reflect any subsequent equity splits or similar recapitalizations), holders of common stock, voting separately as a class, will be entitled to elect our directors other than one director who will be elected by the holders of special stock and who will act as the chairman of the board of directors.
At any time when the Management Services Agreement is not in effect or neither our Manager nor any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), the holders of common stock will be entitled to elect all of the directors to be elected at an election.

Other Rights.   Upon our liquidation, dissolution or winding up, all holders of common stock will be entitled to share equally, on a per share basis, in all of our assets of whatever kind available for distribution.
Trading.   Our common stock is listed on the NYSE under the symbol “MIC.” Our transfer agent and registrar is Computershare, Inc.
Special Stock
Concurrently with our conversion from a corporation to a limited liability company, we issued to our Manager 100 shares of special stock. The sole purpose for the issuance of special stock to our Manager was to preserve our Manager’s previously-existing right to appoint one director to serve as the chairman of our board of directors, which right would otherwise have been lost upon consummation of the conversion.
Voting.   Each share of special stock is entitled to one vote on each matter to which holders of special stock are entitled to vote or provide consent.
Holders of special stock are not entitled to vote on or consent to any matter, except those matters explicitly set forth in the certificate of incorporation, which are as follows:
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any further authorization for issuance of shares of special stock, which issuance will require the prior affirmative vote or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;

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any issuance of shares of preferred stock, which issuance will require the prior affirmative or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;

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any amendment of any provision of the certificate of incorporation or bylaws that would adversely affect the rights of holders of special stock as a class, which amendment will require the prior affirmative vote or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;

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election of one director who will act as the chairman of the board of directors, which election will require the affirmative vote or written consent of the holders of special stock, voting or consenting separately as a class, as discussed immediately below in the section entitled “— Election of One Director”;

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removal of any director for cause, which removal will require the affirmative vote of the holders of at least 66 2∕3% of the voting power of the issued and outstanding shares of common stock and special stock (and any series of preferred stock then entitled to vote at an election of directors), voting together as a single class; and

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removal of any director elected by the holders of special stock, voting or consenting separately as a class, without cause, which removal will require the affirmative vote or written consent of the holders of at 66 2∕3% of the voting power of the issued and outstanding shares of special stock, voting or consenting separately as a class.

Election of One Director.   Under the certificate of incorporation, holders of special stock are entitled to elect one director, who will act as the chairman of the board of directors, at any time when the Management Services Agreement is in effect and our Manager or any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations).
Dividends.   The certificate of incorporation provides that holders of special stock are not entitled to any dividends.
Transfer Restriction.   The certificate of incorporation provides that holders of special stock may not offer, sell, pledge, transfer, dispose or distribute shares of special stock or enter into any agreement with respect to the foregoing.
Redemption.   Upon the earlier of  (i) the termination of the Management Services Agreement or (ii) the date on which neither our Manager nor any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations) (in either case, a

Redemption Event), all outstanding shares of special stock will be redeemed by us at a price equal to $0.001 per share, within five business days after we become aware of the occurrence of a Redemption Event. If we do not have sufficient funds legally available to redeem all outstanding shares of special stock, we will redeem a pro rata portion of each holder’s redeemable shares out of any legally available funds and redeem the remaining shares as soon as practicable after we have funds legally available thereafter. Any shares of special stock which are redeemed or otherwise acquired by us or any of our subsidiaries will be automatically and immediately canceled and retired and will not be reissued, sold or transferred. Neither we nor any of our subsidiaries may exercise any voting or other rights granted to the holders of special stock following redemption.
Other Rights.   Holders of special stock are not entitled to share in any distribution of assets in the event of any liquidation, dissolution or winding up of our affairs.
Trading.   Our special stock is not listed on any stock exchange.
Preferred Stock
This section summarizes the general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the preferred stock. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating an offering of our preferred stock, you also should refer to all of the provisions of our certificate of incorporation, the applicable certificate of designation for the offered series of preferred stock and the DGCL. The applicable certificate of designation will be filed as an exhibit to or incorporated by reference into the registration statement of which this prospectus is a part.
Our board of directors is authorized to fix the designations, rights, preferences, powers and limitations of and to issue each series of the preferred stock. Our board of directors has flexibility to create one or more series of preferred stock, from time to time, and to determine the relative designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each series, and a prospectus supplement will describe the terms of any series of preferred stock being offered thereby, including, without limitation:
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the dividend rights, dividend rates and dividend periods (or the method of calculation);

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the purchase price;

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conversion or exchange rights;

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any voting rights;

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rights and terms of redemption (including sinking fund provisions) or repurchase;

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redemption price or prices;

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liquidation preferences of any such series;

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the number of shares in each series;

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the designation thereof;

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whether the shares of preferred stock will be listed on a securities exchange;

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any special U.S. federal income tax considerations; and

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any other powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions.

The consent of our Manager, as holder of shares of special stock, is required for issuances of preferred stock.

Preferred stock may be issued, at the discretion of our board of directors, for any proper corporate purpose, without further action by our stockholders other than as may be required by applicable law. Stockholders do not have preemptive rights with respect to the future issuance of shares of preferred stock and stockholders’ interest in us could be diluted by any such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.
The issuance of shares of preferred stock could affect the relative rights of holders of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of preferred stock as determined by the board of directors at the time of issuance, the holders of shares of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the holders of shares of common stock. We could use preferred stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance stockholder value or (iii) not adversely affect our business or the trading price of common stock. Any shares of preferred stock could be issued with rights, preferences and privileges that may be superior to those of the common stock.
Our board of directors has represented that it will not, without prior stockholder approval, approve the issuance or use of preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan. Within these limits, as well as others imposed by applicable law and NYSE rules, the board of directors may approve the issuance or use of preferred stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock.
Forum Selection Clause
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.
Anti-Takeover Provisions
Certain provisions of the Management Services Agreement, our certificate of incorporation and our bylaws may make it more difficult for third parties to acquire control of us by various means. These provisions could deprive our stockholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:
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protect the position of our Manager and its rights to manage our business and affairs under the Management Services Agreement;

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enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board;

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discourage certain types of transactions which may involve an actual or threatened change in control of us;

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discourage certain tactics that may be used in proxy fights;

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encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and

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reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our stockholders.

Anti-Takeover Effects of the Management Services Agreement.   The limited circumstances in which our Manager may be terminated means that it will be very difficult for a potential acquirer to take over the management and operation of our business. Under the terms of the Management Services Agreement, our Manager may only be terminated by us in the following circumstances:
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our common stock underperforms a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2∕3% of our outstanding shares of common stock (excluding any shares of common stock owned by our Manager or any affiliate of our Manager) vote to remove our Manager;

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our Manager materially breaches the terms of the Management Services Agreement and such breach continues without remedy for 60 days after notice;

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our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the Management Services Agreement, or engages in fraudulent or dishonest acts; or

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our Manager experiences certain bankruptcy events.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the Management Services Agreement, the Management Services Agreement provides that in circumstances where our common stock ceases to be listed on a recognized U.S. national securities exchange as a result of the acquisition of our common stock by third parties in an amount that results in the common stock ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the Management Services Agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our common stock could delay or prevent a change in control that may favor our stockholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our Company, subject to debt repayment obligations. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with our stockholders or our affiliates without the prior written approval of our Manager. These provisions could deprive our stockholders of opportunities to realize a premium on the shares owned by them.
Furthermore, upon resignation of our Manager and the termination of the Management Services Agreement, or within 30 days of a delisting of our shares of common stock unless otherwise agreed by our Manager, we and our subsidiaries will cease using the Macquarie brand entirely, including changing our names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by us, we and our subsidiaries will cease using the Macquarie brand within 30 days of termination.
Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws and Under Delaware Corporate Law.   A number of provisions of our certificate of incorporation, bylaws and the DGCL also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.
Our certificate of incorporation prohibits the merger or consolidation of us with or into any limited liability company, corporation, trust or any other unincorporated business or the sale, lease or exchange of all or substantially all of our assets unless the board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of a majority of the outstanding shares of stock entitled to vote thereon; provided, however, that any shares held by the Manager or an affiliate or associate of the Manager shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or any affiliate or an associate thereof.

Our certificate of incorporation provides that the affirmative vote of at least two-thirds of our outstanding shares of stock (excluding shares held by an “interested stockholder” (as defined in the certificate of incorporation) or any of its affiliates or associates) is required to approve any “business combination” (as defined in the certificate of incorporation). Such affirmative vote is required notwithstanding any law or agreement with any securities exchange or otherwise. The “continuing directors” (as defined in the certificate of incorporation) will determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with the provisions relating to certain business combinations and transactions, including, without limitation, (a) whether a person is an interested stockholder, (b) the number of shares of our stock beneficially owned by any person, (c) whether a person is an affiliate or associate of another and (d) the “fair market value” (as defined in the certificate of incorporation) of our equity securities or any of our subsidiaries.
In addition, we are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested stockholder” for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:
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prior to the date such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

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on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, who together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Vacancies; Acting by Written Consent.   Subject to the right of our Manager as holder of the special stock to elect one director and his or her successor in the event of a vacancy, the certificate of incorporation authorizes only our board of directors to fill vacancies, including for newly created directorships. This provision could prevent a stockholder of ours from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees.
Except as otherwise provided in the certificate of incorporation, holders of our shares are not permitted to act by written consent.   Instead, stockholders may only take action via proxy, which may be presented at a duly called annual or special meeting of our stockholders. Furthermore, the certificate of incorporation provides that special meetings may only be called by the chairman of our board of directors or by resolution adopted by our board of directors.
Nomination and Proposal Procedures.   Our bylaws provide that stockholders seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of stockholders of our Company must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of our preceding year’s annual meeting. In addition, the stockholder furnishing such notice must be a stockholder of record on both (1) the date of delivering such notice and (2) the record date for the determination of stockholders entitled to vote at such meeting. The bylaws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting. To deliver timely notice of a nomination for a special meeting of stockholders, a stockholder must submit such written notice at least 120 days but not more than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting date and of the proposed nominees.
Future Issuances of Common Stock.   Authorized but unissued shares of common stock are available for future issuance, without approval of our stockholders. These additional shares may be utilized for a variety of purposes, including acquisitions, compensation and incentive plans and future public or private offerings to raise additional capital. One of the effects of the existence of such unissued shares may be to enable the board of directors to discourage or prevent a potential acquisition or takeover (by means of a tender or exchange offer, proxy contest or otherwise) and thereby to protect the continuity of the management.
Removal Procedures.   Our certificate of incorporation provides that any director may be removed for cause by the affirmative vote of the holders of at least 66 2∕3% of the voting power of the issued and outstanding shares of common stock, special stock and preferred stock, if any, voting together as a single class. Any director elected by the holders of common stock, voting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote of at least 66 2∕3% of the voting power of the issued and outstanding shares of common stock voting separately as a separate class. Any director elected by the holders of special stock, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of at least 66 2∕3% of the voting power of the issued and outstanding shares of special stock voting separately as a separate class.
Rights Plan.   Although we do not have a stockholder rights plan, under Delaware law, the board of directors could adopt such a plan without stockholder approval. If adopted, a stockholder rights plan could operate to cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors.
Amendment of Certificate of Incorporation and Bylaws.   Our board of directors has broad authority, subject to the limitations described below, to amend the certificate of incorporation and bylaws. The board, with stockholder approval if required, could in the future choose to amend the certificate of incorporation or bylaws to include other provisions which have the intention or effect of discouraging takeover attempts. Under the DGCL, the certificate of incorporation may be amended by an affirmative vote of a majority of the directors then in office and a majority of the outstanding stock and entitled to vote thereon. The certificate of incorporation and the bylaws provide that the board of directors may amend the bylaws by resolution adopted by the affirmative vote of a majority of the total number of directors then in office, subject to limitations under Delaware law. Section 6.6 (Replacement Manager) and Section 11.1 (Amendments) of the bylaws may not be amended without the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting of stockholders. For so long as the Management Services Agreement is in effect, Section 3.7 (Appointment of Chairman of the Board), Article VI (Management) and Article XI (Amendments) of the bylaws may not be amended without the prior written consent of our Manager.

DESCRIPTION OF DEBT SECURITIES
Senior and Subordinated Debt Securities
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture entered into between us and Wells Fargo Bank, National Association, as trustee, and subordinated debt securities will be issued under a subordinated indenture, to be entered into between us and Wells Fargo Bank, National Association, as trustee. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the indentures. The senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part.
We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospective supplement relating to that series or issue.
The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time as permitted under each indenture) and the debt securities, including the definitions therein of certain terms.
As used in this “Description of Debt Securities,” the terms “the company,” “we,” “our” and “us” refer to Macquarie Infrastructure Corporation, a Delaware corporation, and do not, unless otherwise provided, include our subsidiaries.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior debt, as defined, and described more fully, under “— Subordination,” to the extent and in the manner set forth in the subordinated indenture.
The indentures will not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.
In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to the company, whether by dividend, loan or other payment, unless such subsidiaries guarantee the debt securities issued by the company. Therefore, without such guarantees, the assets of the company’s subsidiaries will be subject to the prior claims of all their respective creditors, including the lenders under any credit facilities or debt instruments maintained by our subsidiaries and trade creditors of our subsidiaries. The payment of dividends or the making of loans or advances to the company by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Prospectus Supplement
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
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the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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any limit on the aggregate principal amount of debt securities of such series;

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the purchase price for the debt securities and the denominations of the debt securities, if other than denominations of  $2,000 or any integral multiple of  $1,000;

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the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended or the method used to determine or extend those dates;

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the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate or rates shall be determined;

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the basis for calculating interest if other than a 360-day year of twelve 30-day months;

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the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date, or the method by which such date or dates shall be determined;

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the right, if any, to extend the interest payment periods and the duration of any such deferral period;

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any provisions that would determine payments on the debt securities by reference to any index, formula or other method, and the manner of determining the amount of such payments;

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the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

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the rate or rates of amortization of the debt securities, if any;

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our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which any debt securities of such series shall be redeemed, in whole or in part, pursuant to such obligation;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

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any restriction or condition on the transferability of the debt securities of a particular series;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default, as defined below, if other than the full principal amount;

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the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from or modifications or additions to the events of default or our covenants with respect to the applicable series of debt securities, and any provision for the suspension of certain covenants based on credit ratings or other criteria applicable to us or securities issued by us;

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the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance, which terms are described below, to the debt securities;

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the terms and conditions, if any, upon which holders may convert or exchange the debt securities of any series into or for the company’s common stock or other securities or property;

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whether we are issuing the debt securities in whole or in part in global form;

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the depositary for global or certificated debt securities;

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the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

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whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

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whether and the extent to which the debt securities are entitled to the benefits of any guarantees by any of our subsidiaries or any other form of guarantee;

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whether the debt securities will be subordinated and the terms of the subordination provisions that will apply to the debt securities; and

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any other specific terms of the debt securities not inconsistent with the indenture.

Each prospectus supplement, if required, will describe the material U.S. federal income tax considerations associated with the purchase, ownership and disposition by U.S. holders and non-U.S. holders, in each case, as defined under the heading “Material U.S. Federal Income Tax Considerations” as it relates to the specific series of debt securities offered.
Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing or future senior debt of the company.
The terms of the subordination of a series of subordinated securities, together with the definition of senior debt related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.
Our creditors who do not hold senior debt will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally and ratably with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.
Except to the extent otherwise set forth in a prospectus supplement, the indentures do not contain any restriction on the amount of senior debt which we may incur.
Restrictive Covenants
We will describe any restrictive covenants for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.
Consolidation, Merger, Sale of Assets and Other Transactions
Unless otherwise noted in a prospectus supplement, we will not merge with or into or consolidate with any other person or sell, assign, transfer or convey our properties and assets substantially as an entirety to any other person other than a direct or indirect wholly-owned subsidiary of ours, unless:
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we are the surviving corporation or limited liability company or, in case we merge into or consolidate with another person or sell, assign, transfer or convey our properties and assets substantially as an entirety to any person, the person into which we are merged or formed by such consolidation or the person which acquires our properties and assets substantially as an entirety is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the applicable indenture;

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immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default, Notice and Waiver
Unless a prospectus supplement states otherwise, the following shall constitute events of default under the indentures with respect to each series of debt securities:
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our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•
our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

•
certain events of bankruptcy, insolvency or reorganization of the company; and

•
any other event of default provided with respect to debt securities of that series.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of  (1) default in the payment of the principal of  (or premium, if any) or interest on any debt securities of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
The trustee is required within 90 days after the occurrence of an event of default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such event of default.
The trustee, subject to its duties during an event of default to act with the required standard of care, may require indemnification satisfactory to the trustee by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of  (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:
•
the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture;

•
the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•
the trustee shall not have instituted such action within 60 days of such request; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish periodically to the trustee statements as to our compliance with all conditions and covenants under each indenture.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in a prospectus supplement.
We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.
If indicated in a prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (referred to as defeasance) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (referred to as covenant defeasance), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient (in the opinion of an independent registered accounting firm) to pay the principal of  (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;

•
reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt securities of any series;

•
change our obligation to pay any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities, as the case may be, except as otherwise contemplated by the applicable indenture;

•
reduce the amount of principal of an original issue discount debt security or any other debt security that would be payable upon declaration of acceleration of the maturity thereof;

•
change the place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof  (or in the case of a redemption, on or after the redemption date);

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults thereunder and their consequences;

•
modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement for each offering of such debt securities. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:
•
by the depositary for the registered global security to a nominee of the depositary;

•
by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•
by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.
We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement for the offering of that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:
•
be entitled to have the debt securities represented by the registered global security registered in their own names;

•
receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•
be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of the company, the trustee or any other agent of the company or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal (or premium, if any) or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.
We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days and under such other circumstances, if any, as may be described in an applicable prospectus supplement. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indentures are subject to the provisions of the Trust Indenture Act of 1939 (Trust Indenture Act), that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.
Concerning the Trustee
We anticipate appointing Wells Fargo Bank, National Association, the trustee under the indentures, as the paying agent, registrar and custodian with regard to the debt securities. As of the date of this prospectus, the trustee and its affiliates and Macquarie Infrastructure Corporation and its affiliates may have various business relationships. In addition, as of the date of this prospectus, the trustee and its affiliates and Macquarie Group, including the Manager, may have various business relationships. The trustee or its affiliates may in the future provide banking and other services to us and our subsidiaries, and to members of Macquarie Group, including the Manager, in the ordinary course of their respective businesses.

SELLING STOCKHOLDER
The Selling Stockholder is a member of Macquarie Group, a diversified financial group providing clients with asset management and finance, banking, advisory and risk and capital solutions across debt, equity and commodities. Macquarie Group is headquartered in Sydney, Australia and is a global leader in infrastructure investment management. The Selling Stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock beneficially owned by it.

PLAN OF DISTRIBUTION
We may sell the securities described in this prospectus in the following manner or any manner specified in a prospectus supplement:
•
directly to one or more purchasers, through a specific bidding or auction process or otherwise;

•
through agents;

•
to or through underwriters, brokers or dealers; or

•
through a combination of any of the foregoing methods of sale.

We will set forth in a prospectus supplement the following information:
•
the terms of the offering;

•
the name or names of any agents or underwriters, if any;

•
the purchase price of the securities being offered and the proceeds we will receive from the sale;

•
any options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or re-allowed or paid to dealers;

•
any securities exchanges on which such securities may be listed;

•
the method of distribution of the securities;

•
a discussion of any material U.S. federal income tax considerations applicable to the securities being offered that is not otherwise discussed in this prospectus; and

•
other material terms of the offering.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.
We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.
Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

In addition, the Selling Stockholder may sell common stock under this prospectus in any of these ways. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder may also sell shares of our common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Stockholder will receive all the proceeds from the sale of its common stock. We will not receive any proceeds from the sale of common stock by the Selling Stockholder.
Other selling securityholders may also use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify any such selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of their securities. We will not receive any proceeds from sales by selling securityholders.
If we or the Selling Stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series.
Compensation
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, the Selling Stockholder or from our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement accompanying this prospectus will identify any such underwriter, dealer or agent, and describe any compensation received by them from us or the Selling Stockholder. We or the Selling Stockholder may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.
Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Indemnification; Other Relationships
Underwriters, dealers and agents may be entitled to indemnification by us or the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or the Selling Stockholder and the underwriters, dealers and agents. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. These transactions include commercial banking and investment banking transactions. In connection with the issuance and sale of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gains or other benefits from these transactions.
Market Making, Stabilization and Other Transactions
To facilitate the offering of securities offered under this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or the Selling Stockholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option, if any, to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS
The consolidated financial statements of Macquarie Infrastructure Corporation and subsidiaries as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, expresses an opinion that Macquarie Infrastructure Corporation did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness has been identified and included in management’s assessment. The material weakness impacting fuel revenue at the Atlantic Aviation business related to ineffective assignment of internal control over financial reporting authorities and responsibilities, ineffective process level control activities, and ineffective ongoing monitoring activities over those control activities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (other than underwriting discounts and commissions) are estimated to be as follows:
Securities and Exchange Commission Registration Fee	$	*
Printing and Engraving Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Transfer Agent and Registrar Fees		**
Miscellaneous		**
Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r) of the Securities Act.

**
These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses actually and reasonably incurred in connection with an action or proceedings to which such person is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:
•
for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•
for any transaction from which the director derived an improper personal benefit.

Pursuant to our certificate of incorporation and bylaws, we will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our right to procure a judgment in our favor by reason of the fact that such person is or was our director or officer, or is or was our director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests. We will not indemnify any such person in respect of any claim, issue or matter as to which such person is found to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit is brought determines otherwise.
We will not be obligated to indemnify any person in connection with any proceeding (or any part of any proceeding): (i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (ii) for an accounting or disgorgement of profits under the Exchange Act or other applicable law, if such person is held liable therefor (including pursuant to any settlement arrangements); (iii) for any reimbursement of us by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of our securities, as required in each case under the Exchange Act, if such person is held liable therefor (including pursuant to any settlement arrangements); (iv) initiated by such person, including any proceeding (or any part of any proceeding) initiated by such person against us or our directors, officers, employees, agents or other indemnitees, unless (a) authorized by our board of directors prior to its initiation, (b) provided for, in our sole discretion, pursuant to the powers vested in us under applicable law or (c) otherwise required under our bylaws or the DGCL; or (v) if prohibited by applicable law.
The indemnification provisions contained in the certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
In addition, we will maintain insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Item 16. List of Exhibits.
Exhibit	Description
1.1	Form of Underwriting Agreement.*
2.1	Purchase and Sale Agreement, dated as of July 27, 2018, by and among MIC Thermal Power Holdings, LLC and NHIP II Bayonne Holdings LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018).
3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 21, 2015).
3.2	Amended and Restated Bylaws of the Registrant, dated as of February 18, 2016 (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed with the SEC on February 23, 2016).
4.1	Senior Debt Securities Indenture, dated as of July 15, 2014, by and among Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 18, 2014).

Exhibit	Description
4.2	Form of Subordinated Indenture, between Macquarie Infrastructure Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-3 filed with the SEC on April 5, 2016).
4.3	Form of senior note (included in Exhibit 4.1).
4.4	Form of subordinated note (included in Exhibit 4.2).
5.1	Opinion of White & Case LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of White & Case LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the senior debt securities indenture.
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the subordinated debt securities indenture.

*
To be filed by amendment or incorporated by reference from a Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K if the securities are sold through one or more underwriters.

Item 17. Undertakings.
The undersigned hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Filings Incorporating Subsequent Exchange Act Documents by Reference.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
SEC Position on Indemnification for Securities Act Liabilities.
Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Qualification of Trust Indenture under the Trust Indenture Act of 1939.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2019.
Macquarie Infrastructure Corporation
By:
/s/ Christopher Frost

Name:  Christopher Frost
Title:    Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Christopher Frost and Michael Kernan as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-3, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher Frost Christopher Frost	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2019
/s/ Liam Stewart Liam Stewart	Chief Financial Officer (Principal Financial Officer)	March 12, 2019
/s/ Robert Choi Robert Choi	Principal Accounting Officer	March 12, 2019
/s/ Martin Stanley Martin Stanley	Director and Chairman of the Board	March 12, 2019
/s/ Norman H. Brown, Jr. Norman H. Brown, Jr.	Director	March 12, 2019
/s/ George W. Carmany III George W. Carmany III	Director	March 12, 2019
/s/ Amanda Brock Amanda Brock	Director	March 12, 2019

Signature	Title	Date
/s/ Ronald Kirk Ronald Kirk	Director	March 12, 2019
/s/ Maria J. Dreyfus Maria J. Dreyfus	Director	March 12, 2019
/s/ Henry E. Lentz Henry E. Lentz	Director	March 12, 2019
/s/ Ouma Sananikone Ouma Sananikone	Director	March 12, 2019